Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Announces Acquisition of Dressage Extensions

LITTLETON, MA—(Marketwire –January 14, 2015) — Dover Saddlery Inc., (NASDAQ: DOVR), the leading omni-channel retailer of equestrian products, today announced the acquisition of Dressage Extensions, a specialty retailer in the equestrian dressage market, based in Moorpark, California. Following the closing of the transaction, Dressage Extensions will continue operating independently at its headquarters in Moorpark.

“We are impressed with the success of Dressage Extensions and look forward to working with this prestigious brand to continue its focus and growth with the dressage market segment,” said Stephen L. Day, president and CEO of Dover
Saddlery. “We will continue to provide the high level of service that Dressage
Extensions’ customers expect. I believe this alliance will provide synergies that will strengthen our position and our ability to serve the discerning dressage customer.”

About Dover Saddlery, Inc.

Dover Saddlery, Inc. (NASDAQ: DOVR) is the leading multichannel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the integration of Dressage Extensions’ business as part of the Company’s strategy and maintenance and growth of Dressage Extension’s revenues. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.